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                                                                    EXHIBIT 23.9

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Chancellor Media Corporation of our report dated February 14, 1996 relating to the consolidated financial statements of Trefoil Communications, Inc., which appears on page F-41 of the 1996 Annual Report on Form 10-K of Chancellor Broadcasting Company. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-10 of such Annual Report on Form 10-K.



PRICE WATERHOUSE LLP

Los Angeles, California
September 4, 1997